Exhibit 99.1

vTv Therapeutics Announces 2019 Fourth Quarter and Full Year Financial Results and Provides Corporate Update

Company Announced Positive Results from its Phase 2 Type 1 Diabetes Trial Showing that TTP399 Lowered HbA1C, Decreased the Use of Insulin for Patients and Increased Time in Range

HIGH POINT, N.C. – (BUSINESS WIRE) – Feb. 20, 2020 – vTv Therapeutics Inc. (Nasdaq:VTVT) today reported financial results for the fourth quarter and year ended December 31, 2019, and provided an update on recent clinical achievements.

“Our success in enrolling and executing clinical trials for our lead development candidates in 2019 positions us for significant pipeline advancement in the year ahead,” said Steve Holcombe, chief executive officer, vTv Therapeutics. “The promising top-line data presented earlier this month from the SimpliciT-1 Study suggest that TTP399 has significant potential to benefit and improve outcomes for patients with type 1 diabetes. We believe this therapy could positively impact the lives of type 1 diabetes patients by addressing some of the most critical challenges they face, including decreasing the amount of insulin needed during the day and increasing their time in range. Rapidly advancing this program to the next stage of clinical development will be a key priority as we move through 2020. We are also focused on continuing to enroll patients with mild Alzheimer’s disease and type 2 diabetes in the Elevage study of azeliragon, in order to confirm and expand the promising, previously reported data showing improved cognition in this patient population. We believe that the anticipated attainment of additional clinical milestones and data readouts from the SimpliciT-1 and Elevage studies in 2020 and 2021 will validate our clinical development expertise and provide additional inflection points for value creation.”

Recent Achievements and Outlook

Type 1 Diabetes Study

•

Announcement of Positive Results for Part 2 of the SimpliciT-1 Study. In February 2020, the Company announced that Part 2 of the SimpliciT-1 Study of TTP399 as an adjunct to insulin in type 1 diabetes achieved its primary objective by demonstrating a statistically significant and clinically meaningful improvement in HbA1C (a measure of long-term glucose control) for TTP399 compared with placebo. TTP399 also improved patients’ daily time in glycemic range, without increasing hypoglycemia or ketoacidosis, relative to placebo. For the full announcement, please refer to the press release available here.

•

Full results from the SimpliciT-1 Study will be presented later this year. We plan to initiate discussions with the FDA regarding the design of the next six-month trial to test TTP399 in patients with type 1 diabetes. We expect the next trial to be initiated this year and that it will support potential registration of TTP399 for the treatment of patients with type 1 diabetes.

Alzheimer’s Disease Study

•

Enrollment continues for Phase 2 Elevage Study of azeliragon. vTv Therapeutics continues to enroll patients in the Phase 2 part of the Elevage Study to evaluate the efficacy and safety of azeliragon in patients with mild Alzheimer's disease (AD) and type 2 diabetes.

The Company expects to report topline results from the Phase 2 proof of concept study in the first half of 2021.

Fourth Quarter 2019 Financial Results

•

Cash Position: The Company’s cash position as of December 31, 2019, was $4.3 million compared to $4.2 million as of September 30, 2019. Of these amounts, $2.5 million is restricted due to the requirements of its Loan Agreement.

•	Revenue: Revenues were insignificant for both the third and fourth quarters of 2019.

•

R&D Expenses: Research and development expenses were $4.4 million in the fourth quarter of 2019 and $3.7 million in the third quarter of 2019. The increase in these costs was driven primarily by recognition of an offset to research and development expense in the third quarter for a milestone payment received under the collaboration agreement with JDRF International.

•	G&A Expenses: General and administrative expenses were relatively consistent between the fourth and third quarters of 2019 at $2.0 million and $1.8 million, respectively.

•	Net Loss Before Non-Controlling Interest: Net loss before non-controlling interest was $6.9 million for the fourth quarter of 2019 compared to $6.0 million for the third quarter of 2019.

•

Net Loss Per Share: GAAP net loss per share was $0.13 for each of the three months ended December 31, 2019 and September 30, 2019, based on weighted-average shares of 38.0 million and 32.1 million for the three-month periods ended December 31, 2019 and September 30, 2019, respectively. Non-GAAP net loss per fully exchanged share was $0.11 and $0.10 for the three months ended December 31, 2019 and September 30, 2019, respectively, based on non-GAAP fully exchanged weighted-average shares of 61.0 million and 55.2 million for the three months ended December 31, 2019 and September 30, 2019, respectively.

Full Year 2019 Financial Results

•

Revenue: Revenues were $2.8 million and $12.4 million for the years ended December 31, 2019 and 2018, respectively. The decrease in revenue between years was primarily driven by the recognition of revenue related to the Huadong license agreement in 2018 based on the completion of the technology transfer obligations under the agreement in late 2018.

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R&D Expenses: Research and development expenses were $15.1 million and $23.0 million for the years ended December 31, 2019 and 2018, respectively. Costs in 2018 were higher due to the STEADFAST Study and related open label extension which were ongoing and were wound down in the first half of 2018. The decrease in costs for these studies was offset by increases in cost for the Simplici-T1 Study, Part 2 of which was conducted in 2019. Further, the corporate restructuring announced at the end of 2018 resulted in lower compensation costs for R&D personnel in 2019.

•

G&A Expenses: General and administrative expenses were $8.5 million and $9.2 million for the years ended December 31, 2019 and 2018, respectively. Such decreases were primarily driven by lower professional fees and the impact of gains recognized on the sale of equipment in connection with the Company’s corporate restructuring.

•	Net Loss Before Non-Controlling Interest: Net loss before non-controlling interest was $21.9 million and $23.8 million for the years ended December 31, 2019 and 2018, respectively.

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Net Loss Per Share: GAAP net loss per share was $0.59 and $0.69 for the years ended December 31, 2019 and 2018, respectively, based on weighted-average shares of 30.3 million and 12.4 million for the years ended December 31, 2019 and 2018, respectively. Non-GAAP net loss per fully exchanged share was $0.37 and $0.62 for the years ended December 31, 2019 and 2018, respectively, based on non-GAAP fully exchanged weighted-average shares of 53.4 million and 35.5 million for the years ended December 31, 2019 and 2018, respectively.

vTv Therapeutics Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31,	September 30,
	2019	2019
		(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,777	$2,436
Accounts receivable, net	5	10
Prepaid expenses and other current assets	806	870
Current deposits	250	251
Total current assets	2,838	3,567
Restricted cash and cash equivalents, long-term	2,500	2,500
Property and equipment, net	461	46
Operating lease right-of-use assets	543	85
Long-term investments	2,480	2,480
Long-term deposits	444	444
Total assets	$9,266	$9,122
Liabilities, Redeemable Noncontrolling Interest and Stockholders’ Deficit
Current liabilities:
Accounts payable and accrued expenses	$7,068	$6,898
Operating lease liabilities	110	91
Current portion of deferred revenue	31	31
Current portion of notes payable	6,172	7,442
Total current liabilities	13,381	14,462
Notes payable, net of current portion	-	1,363
Deferred revenue, net of current portion	1,033	1,040
Operating lease liabilities, net of current portion	831	—
Warrant liability, related party	2,601	1,878
Other liabilities	260	260
Total liabilities	18,106	19,003
Commitments and contingencies
Redeemable noncontrolling interest	40,183	37,268
Stockholders’ deficit:
Class A Common Stock	409	354
Class B Common Stock	232	232
Additional paid-in capital	183,858	175,990
Accumulated deficit	(233,522)	(223,725)
Total stockholders’ deficit attributable to vTv Therapeutics Inc.	(49,023)	(47,149)
Total liabilities, redeemable noncontrolling interest and stockholders’ deficit	$9,266	$9,122

vTv Therapeutics Inc.

Condensed Consolidated Statements of Operations - Unaudited

(in thousands, except per share data)

	Three Months Ended
	December 31, 2019	September 30, 2019
Revenue	$7	$8
Operating expenses:
Research and development	4,406	3,663
General and administrative	1,989	1,770
Total operating expenses	6,395	5,433
Operating loss	(6,388)	(5,425)
Interest income	12	15
Interest expense	(283)	(404)
Other (expense) income, net	(223)	(146)
Loss before income taxes and noncontrolling interest	(6,882)	(5,960)
Income tax provision	—	—
Net loss before noncontrolling interest	(6,882)	(5,960)
Less: net loss attributable to noncontrolling interest	(2,483)	(2,352)
Net loss attributable to vTv Therapeutics Inc.	$(4,399)	$(3,608)
Net loss attributable to vTv Therapeutics Inc. common shareholders	$(5,033)	$(4,115)
Net loss per share of vTv Therapeutics Inc. Class A Common Stock, basic and diluted	$(0.13)	$(0.13)
Weighted-average number of vTv Therapeutics Inc. Class A Common Stock, basic and diluted	37,955,449	32,126,130

vTv Therapeutics Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended December 31,		For the Year Ended December 31,
	2019	2018	2019	2018
	(Unaudited)
Revenue	$7	$4,522	$2,764	$12,434
Operating expenses:
Research and development	4,406	2,800	15,119	23,035
General and administrative	1,989	2,073	8,537	9,223
Total operating expenses	6,395	4,873	23,656	32,258
Operating loss	(6,388)	(351)	(20,892)	(19,824)
Interest income	12	14	53	61
Interest expense	(283)	(743)	(1,827)	(3,290)
Other (expense) income, net	(223)	(1,248)	828	(592)
Loss before income taxes and noncontrolling interest	(6,882)	(2,328)	(21,838)	(23,645)
Income tax provision	—	—	100	200
Net loss before noncontrolling interest	(6,882)	(2,328)	(21,938)	(23,845)
Less: net loss attributable to noncontrolling interest	(2,483)	(1,237)	(8,894)	(15,934)
Net loss attributable to vTv Therapeutics Inc.	$(4,399)	$(1,091)	$(13,044)	$(7,911)
Net loss attributable to vTv Therapeutics Inc. common shareholders	$(5,033)	$(1,091)	$(17,913)	$(7,911)
Net loss per share of vTv Therapeutics Inc. Class A Common Stock, basic and diluted	$(0.13)	$(0.10)	$(0.59)	$(0.69)
Weighted-average number of vTv Therapeutics Inc. Class A Common Stock, basic and diluted	37,955,449	17,635,159	30,292,030	12,449,236

About vTv Therapeutics

vTv Therapeutics Inc. is a clinical-stage biopharmaceutical company focused on developing oral small molecule drug candidates. vTv has a pipeline of clinical drug candidates led by programs for the treatment of type 1 diabetes, Alzheimer’s disease, and inflammatory disorders. vTv’s development partners are pursuing additional indications in type 2 diabetes, chronic obstructive pulmonary disease (COPD), and genetic mitochondrial diseases.

Forward-Looking Statements

This release contains forward-looking statements, which involve risks and uncertainties. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this release, including statements regarding the timing of our clinical trials, our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Important factors that could cause our results to vary from expectations include those described under the heading “Risk Factors” in our Annual Report on Form 10-K and our

other filings with the SEC. These forward-looking statements reflect our views with respect to future events as of the date of this release and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this release and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this release. We anticipate that subsequent events and developments will cause our views to change. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the U.S. (“GAAP”), we use non-GAAP adjusted net loss per fully exchanged share, which is a non-GAAP financial measure. Non-GAAP adjusted net loss per fully exchanged share adjusts the net loss attributable to vTv common shareholders for the impact of adjustments related to outstanding warrants, share-based compensation expense and the portion of net loss attributable to the noncontrolling interest. It also assumes the exchange of all the Class B common stock of vTv Therapeutics Inc. and an equal number of non-voting common units of vTv Therapeutics LLC (“vTv Units”) for shares of Class A common stock of vTv Therapeutics Inc. We believe that this measure provides useful information to investors as it eliminates the variability of non-controlling interest resulting from the exchanges of Class B common stock and vTv Units into Class A common stock and other items of a non-cash nature. This measure is not intended to be considered in isolation or as a substitute for, or superior to, financial measures prepared and presented in accordance with GAAP.

The following is a reconciliation of non-GAAP adjusted net loss per fully exchanged share, basic and diluted to its most directly comparable GAAP measure, net loss per share of vTv Therapeutics Inc. Class A common stock, basic and diluted and the computation of the components of this non-GAAP measure:

	Three Months Ended
	December 31, 2019	September 30, 2019
Numerator:
Net loss attributable to vTv Therapeutics Inc. common shareholders	$(5,033)	$(4,115)
Other income - related party	(223)	(146)
Share-based compensation expense	423	413
Deemed distribution to related party	634	507
Reallocation of net income attributable to noncontrolling interest from the assumed exchange of Class B shares (1)	(2,483)	(2,352)
Adjusted net loss before noncontrolling interest	$(6,682)	$(5,693)
Denominator:
Weighted-average number of vTv Therapeutics Inc. Class A Common Stock, basic and diluted	37,955,449	32,126,130
Assumed exchange of Class B Common Stock (1)	23,094,221	23,094,221
Adjusted proforma fully exchanged weighted-average shares of Class A common stock outstanding, basic and diluted	61,049,670	55,220,351
Adjusted net loss per fully exchanged share, basic and diluted	$(0.11)	$(0.10)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Numerator:
Net loss attributable to vTv Therapeutics Inc. common shareholders	$(5,033)	$(1,830)	$(17,913)	$(8,650)
Other income - related party	(223)	(1,248)	827	(638)
Share-based compensation expense	423	579	1,518	2,345
Deemed distribution to related party	634	739	4,869	739
Reallocation of net income attributable to noncontrolling interest from the assumed exchange of Class B shares (1)	(2,483)	(1,237)	(8,894)	(15,934)
Adjusted net loss before noncontrolling interest	$(6,682)	$(2,997)	$(19,593)	$(22,138)
Denominator:
Weighted-average number of vTv Therapeutics Inc. Class A Common Stock, basic and diluted	37,955,449	17,635,159	30,292,030	12,449,236
Assumed exchange of Class B Common Stock (1)	23,094,221	23,094,221	23,094,221	23,099,500
Adjusted proforma fully exchanged weighted-average shares of Class A common stock outstanding, basic and diluted	61,049,670	40,729,380	53,386,251	35,548,736
Adjusted net loss per fully exchanged share, basic and diluted	$(0.11)	$(0.07)	$(0.37)	$(0.62)

(1)	Assumes the exchange of all outstanding Class B common stock, resulting in the elimination of the noncontrolling interest and recognition of the net income attributable to noncontrolling interests.

Contacts

Investors:

Corey Davis
LifeSci Advisors
CDavis@LifeSciAdvisors.com

or

Media:
Glenn Silver

Lazar FINN Partners

646-871-8485

gsilver@lazarpartners.com